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                                                                  Exhibit (a)(3)


                            THE LIBERTY CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

       OFFER TO PURCHASE FOR CASH UP TO 2,000,000 SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

           PURSUANT TO THE OFFER TO PURCHASE DATED FEBRUARY 11, 1998

     The attached form, or a form substantially equivalent to the attached form, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock of The Liberty Corporation and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase dated February 11, 1998 (the "Offer to Purchase")) or the procedure for book-entry transfer cannot be complied with in a timely manner. Such form may be delivered by hand or transmitted by mail or facsimile to the Depositary. See Section 3 of the Offer to Purchase.

                      TO: WACHOVIA BANK, N.A., DEPOSITARY

                           For information, telephone
                                 (800) 633-4236

  Delivering by Registered Mail           Personally Delivering          Delivering by Overnight Courier
Wachovia Bank, N.A. -- Depositary   Wachovia Bank, N.A. -- Depositary   Wachovia Bank, N.A. -- Depositary
    Corporate Reorganizations        Shareholder Services Department        Corporate Reorganizations
          P.O. Box 9061             Wachovia East Building, 2nd Floor          70 Campanelli Drive
         Boston, MA 02205                301 North Church Street               Braintree, MA 02184
                                         Winston-Salem, NC 27101
  Delivering by Facsimile Transmission               New York Drop
        Facsimile: (781) 794-6333          Wachovia Bank, N.A. -- Depositary
  Confirm by telephone: (781) 794-6388         c/o Boston EquiServe L.P.
                                         Corporate Reorganizations, 3rd Floor
                                                      55 Broadway
                                                  New York, NY 10006

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to The Liberty Corporation, a South Carolina corporation (the Company), upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 11, 1998 and the related Letter of Transmittal (which together constitute the Offer), receipt of which is hereby acknowledged, the following number of shares of Common Stock of the Company, no par value (such shares together with the associated preferred stock purchase rights (the Rights) issued pursuant to the Rights Agreement, dated as of August 7, 1990, between the Company and The Bank of New York, as Rights Agent, are herein referred to as the Shares), of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

                    NUMBER OF SHARES BEING TENDERED HEREBY:
                                   ----------
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                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

                             ---------------------

                              CHECK ONLY ONE BOX.
                     IF MORE THAN ONE BOX IS CHECKED, OR IF
                      NO BOX IS CHECKED, THERE IS NO VALID
                               TENDER OF SHARES.

                             ---------------------

              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having The Liberty
    Corporation purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action will result in receiving a price per Share of as low as $45.50 or as high as $52.00.

                            ----------------------- OR

                SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

     By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A stockholder who desires to tender Shares at more than one price must complete a separate Notice of Guaranteed Delivery for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price.

$45.500 [ ]  $46.000 [ ]  $47.000 [ ]  $48.000 [ ]  $49.000 [ ]  $50.000 [ ]  $51.000 [ ]  $52.000 [ ]
$45.625 [ ]  $46.125 [ ]  $47.125 [ ]  $48.125 [ ]  $49.125 [ ]  $50.125 [ ]  $51.125 [ ]
$45.750 [ ]  $46.250 [ ]  $47.250 [ ]  $48.250 [ ]  $49.250 [ ]  $50.250 [ ]  $51.250 [ ]
$45.875 [ ]  $46.375 [ ]  $47.375 [ ]  $48.375 [ ]  $49.375 [ ]  $50.375 [ ]  $51.375 [ ]
             $46.500 [ ]  $47.500 [ ]  $48.500 [ ]  $49.500 [ ]  $50.500 [ ]  $51.500 [ ]
             $46.625 [ ]  $47.625 [ ]  $48.625 [ ]  $49.625 [ ]  $50.625 [ ]  $51.625 [ ]
             $46.750 [ ]  $47.750 [ ]  $48.750 [ ]  $49.750 [ ]  $50.750 [ ]  $51.750 [ ]
             $46.875 [ ]  $47.875 [ ]  $48.875 [ ]  $49.875 [ ]  $50.875 [ ]  $51.875 [ ]

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                              CONDITIONAL TENDERS
                (SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL)

        A tendering stockholder may condition the tender of Shares upon the purchase by the Company of a specified minimum number of the Shares tendered hereby, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least such minimum number of Shares is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered hereby will be purchased. It is the tendering stockholders responsibility to calculate and appropriately indicate such minimum number of Shares, and each stockholder is urged to consult a tax advisor. Unless this box has been completed and a minimum number specified, the tender will be deemed unconditional.

   Minimum number of Shares that must be purchased, if any are purchased: ____ Shares
--------------------------------------------------------------------------------

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                                    ODD LOTS
               (SEE INSTRUCTION 10 OF THE LETTER OF TRANSMITTAL)

   The undersigned either (check one box):

   [ ] was the beneficial owner as of the close of business on February 10, 1998 of an aggregate of fewer than 100 Shares (including any Shares acquired pursuant to the Company's Performance Incentive Compensation Program), all of which are being tendered, or

   [ ] is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner that such beneficial owner owned beneficially as of the close of business on February 10, 1998 an aggregate of fewer than 100 Shares (including any Shares acquired pursuant to the Company's Performance Incentive Compensation Program) and is tendering all of such Shares.
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Certificate Nos. (if available)

------------------------------------------------

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If Shares will be tendered by book-entry transfer:
Name of Tendering
  Institution:
------------------------------------------------

------------------------------------------------
Account No.                                  at
---------------------------------------------

The Depository Trust Company

                 SIGN HERE

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              (Signature(s))

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         (Name(s)) (Please Print)

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                (Address)

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               (Zip Code)

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      (Area Code and Telephone No.)

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                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, guarantees (a) that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal, unless an Agent's Message (as defined in the Offer to Purchase) is utilized in the case of a book-entry transfer, and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date hereof.

                                                               ---------------------------------------------------
                                                                                 (Name of Firm)

                                                               ---------------------------------------------------
                                                                             (Authorized Signature)

                                                               ---------------------------------------------------
                                                                                     (Name)

                                                               ---------------------------------------------------
                                                                                    (Address)

                                                               ---------------------------------------------------
                                                                                   (Zip Code)

Dated: ---------------------------------------------           ---------------------------------------------------
                                                                          (Area Code and Telephone No.)

     DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES
                  MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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